Exhibit 99.1

XTI Aerospace Appoints Distinguished Attorney and Business Leader Jennifer Gaines as Chief Legal Officer

ENGLEWOOD, Colo., October 30, 2024 /PRNewswire/ -- XTI Aerospace, Inc. (NASDAQ: XTIA) (“XTI Aerospace” or the “Company”) today announced that Jennifer Gaines has joined the Company as its Chief Legal Officer, effective October 28, 2024. Ms. Gaines will report directly to the Company’s Chairman and CEO, Scott Pomeroy, and will be responsible for overseeing all XTI Aerospace’s legal and compliance functions.

Ms. Gaines brings a wealth of in-house counsel experience spanning diverse industries including technology, telecommunications, aerospace, and private equity. Prior joining XTI Aerospace, Ms. Gaines held senior legal leadership positions at Nemetschek Group, SoftwareOne, Shift Technologies, OneSource Virtual, Weblink Wireless, and Patriarch Partners. Her extensive experience is complemented by a strong commitment to mentoring and leadership within the legal community, highlighted by her membership in various professional organizations. She earned her J.D. from the University of Tulsa and a B.A. from Baylor University.

Scott Pomeroy, CEO of XTI Aerospace, commented, “We are thrilled to welcome Jennifer to XTI Aerospace. With nearly three decades of leadership and legal experience across multiple sectors of the technology industry, she brings a wealth of knowledge to XTI Aerospace. Her extensive experience and strategic mindset will be invaluable as we execute on our regulatory and commercialization strategy to bring the TriFan 600 to market as rapidly and efficiently as possible.”

“I am excited to join the XTI Aerospace team as their Chief Legal Officer,” said Ms. Gaines. “I believe XTI Aerospace has the potential to transform its segment of the aviation industry, and I look forward to being a part of this groundbreaking journey. I am eager to leverage my experience to support our innovative initiatives and to ensure we navigate the complexities of the legal landscape with integrity and excellence.”

About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) (NASDAQ: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, speeds of 345 mph and a range of 700 miles, creating an entirely new category – the vertical lift crossover airplane (VLCA). Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the company’s location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com, and follow the company on LinkedIn, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements about the products under development by XTI Aerospace, the advantages of XTI Aerospace’s technology, and XTI Aerospace’s customers, plans and strategies are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI Aerospace and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations. XTI Aerospace undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI Aerospace’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 16, 2024, and in subsequent reports filed with or furnished to the SEC.

Contacts

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact

Investor Relations:

Crescendo Communications

Tel: +1 212-671-1020

Email: XTIA@crescendo-ir.com